                                                             EXHIBIT 10.5

                                 BITSTREAM INC.

                                 LOAN AGREEMENT

     This is a loan agreement with an effective date of February 22, 1996 by and among Bitstream Inc., a Massachusetts corporation, having its principal executive office at 215 First Street, Cambridge, Mass. 02142 (the "Company"), and the undersigned lenders of the Company ("Lenders").

     WHEREAS, The current primary secured lender of the Company is BayBank, N.A. ("BayBank"); and

     WHEREAS, The undersigned Lenders wish to lend a total amount of $600,000, each in the amount shown below:

          No.      Lender                                     Loan Amount
          1.       Morton E. Goulder                             $ 16,000

          2.       David G. Lubrano                              $ 18,000

          3.a.     BVB Grantor Retained Income Trust I           $ 11,500

          3.b.     George B. Beitzel                             $ 11,500

          4.       Amos Kaminski                                 $ 24,000

          5.       BancBoston Ventures, Inc.                     $ 83,000

          6.       JHI Development Capital Limited               $155,000

          7.       Gotthard Bank (Nassau Branch)                 $281,000
                                                                 --------

                   Total                                         $600,000

     NOW THEREFORE, for good and valuable consideration, the Company hereby adopts and the Lenders hereby agree as follows:

     1.   Notes.

          1.1 The Company shall issue a promissory note (in the form attached hereto Exhibit A(1) A(2) A(3a) A(3b) A(4) A(5) or A(6) with respect to the Lender to which it applies) to each of the Lenders (except Gotthard Bank) for the amount set for to his name above.

          1.2 Gotthard Bank Note. The form of note attached hereto as A(7) shall be the form of note used for Gotthard Bank ("Gotthard"), the

Loan Agreement                                                            Page 2
Bitstream Inc.                                Effective Date:  February 22, 1996




     terms of which shall differ from notes A(1) through A(6) only in respect to the inclusion of registration provisions.

     2. Gotthard Registration Provisions. The following registration provisions shall bind only the Company and Gotthard:

          2.1. Registration, Transfer and Exchange of Promissory Notes Payable to Gotthard. The promissory note issued to Gotthard (the "Gotthard Note") shall be registered as herein provided.:

               2.1.1. The Company shall keep at its principal executive office, or any other place of which the Company shall have given notice to Gotthard, appropriate books for the registration of the Gotthard Note and transfers thereof, and at such office the Company, under such reasonable regulations as it may prescribe but at its own expense (other than transfer taxes, if any), will register the Gotthard Note, and transfers thereof.

               2.1.2. No transfer of the Gotthard Note shall be registered unless evidenced by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the registered owner or by his duly authorized attorney-in-fact.

          2.2. Withholding Tax. Gotthard and each registered assign of Gotthard that is organized under the laws of any jurisdiction other than the United States of America or any political subdivision thereof hereby represents and warrants to the Company that:

               (i) the Company's payments to Gotthard and such assign of all amounts payable under the Gotthard Note or pursuant to this Agreement are not subject to any United States federal income withholding taxes ("Withholding Taxes") as of the date hereof (or, in the case of a registered assign, on the date such registered assign becomes the registered holder of the Gotthard Note), and

               (ii) from time to time, as and when requested by the Company, Gotthard and each such registered assign shall execute and deliver to the Company any and all Internal Revenue Service forms, and shall provide the Company with any information, necessary to establish Gotthard's or such registered assign's continued exemption from Withholding Taxes under Section 35a.39999-(b) of the United States Treasury Regulations.

     If Withholding Taxes are imposed upon the Company other than as a result off any act or omission to act on the part of Gotthard, the

Loan Agreement                                                            Page 3
Bitstream Inc.                                Effective Date:  February 22, 1996




     Company shall either (x) on 15 days' prior written notice, prepay to the date of payment the principal together with accrued interest (and the applicable prepayment penalty) of any Gotthard Note held by a party subject to Withholding Taxes prior to the effective date of such Withholding Taxes or (y) from and after the effective date of the Withholding Taxes, in lieu of paying interest at the rates otherwise provided for herein and in the Gotthard Note, pay interest on the Gotthard Note at a rate equal to the quotient obtained by dividing the interest rate otherwise provided for herein (expressed as a percentage) by the difference between 100 and the rate at which the applicable Withholding Taxes are imposed (expressed as a percentage) such that the amount of interest payable to Gotthard or such registered assign, after deducting and withholding therefrom Withholding Taxes for all periods after the effective date thereof, shall be the same as the amount payable were the Withholding Taxes not imposed.

     3. Use of Proceeds. The Company covenants and agrees that it shall use the loan proceeds approximately as follows: 50% for capital expenditures, and 50% for working capital.

     4. Subordination. Each Lender shall subordinate his loan hereunder to BayBank in accordance with the subordination agreement (in the form attached hereto Exhibit B(1) B(2) B(3) B(4) B(5) B(6), or B(7) with respect to the Lender to which it applies).

     5. Source of Repayment. Repayment shall come either from operating cash flow, the proceeds of an initial public offering of the Company, or other source of equity capital, as needed.

     6.   Closing.

          6.1. The closings of the loans hereunder shall occur either by wire transfer and/or courier, or in person at the Company premises at 10:00 a.m. on the said effective date, according to each Lender's preference.

          6.2. Payment of proceeds shall be made either by personal or corporate check, or by wire transfer, as follows:

          BayBank
          Burlington, MA 01803 U.S.A.
          ABA #011302357
          Bitstream Inc.
          Business Checking Account #030038650556
          Attn: Stephen C. Buzzell, Vice President.

Loan Agreement                                                            Page 4
Bitstream Inc.                                Effective Date:  February 22, 1996




          6.3. Each Lender shall also forward, by courier to the Company, an executed Subordination Agreement with BayBank.

          6.4. Upon receipt of the proceeds and the executed subordination agreement from each Lender, the Company shall deliver the applicable promissory note, together with an executed copy hereof, to the applicable Lender.

     7.   General:

          7.1. Survival. The covenant stated at Section 2 hereof shall survive the Closing.

          7.2. Notices. All notices hereunder shall be conveyed in writing to the Company at its headquarters address (cc: Legal Department) and to each applicable Lender at his address as stated in the stockholder records of the Company, or at such other address as any party hereto may designate in writing. If faxed the original notice shall follow by regular mail.

          7.3. Costs, Expenses and Taxes. Each party to this Agreement shall bear his own legal or other related expenses in connection with the preparation and/or negotiation of this Agreement.

          7.4. Brokers, etc. There is no broker, finder, etc. with any right to any commission in connection with this Agreement.

          7.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, each of the Lenders, and their respective successors and assigns.

          7.6. Governing Law. The laws of the Commonwealth of Massachusetts shall govern this Agreement.

          7.7. Execution in Counterparts. This Agreement may be executed in counterpart copies via fax, and/or mailed original, all of which combined shall have the binding effect of a single agreement.

Loan Agreement                                                            Page 5
Bitstream Inc.                                Effective Date:  February 22, 1996




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

JHI DEVELOPMENT CAPITAL LIMITED         GOTTHARD BANK (NASSAU BRANCH)
                                        ACTING FOR THE ACCOUNT OF CERTAIN OF ITS
                                        CLIENTS AND THEIR RESPECTIVE REGISTERED
                                        ASSIGNS


By: /s/                                 By: /s/
   ---------------------------------       ---------------------------------


BANCBOSTON VENTURES, INC.               BVB GRANTOR RETAINED INCOME TRUST I


By: /s/                                 By: /s/
   ---------------------------------       ---------------------------------



/s/ Amos Kaminski                       /s/ George B. Beitzel
- ------------------------------------    ------------------------------------
Amos Kaminski                           George B. Beitzel



/s/ David G. Lubrano                    /s/ Morton E. Goulder
- ------------------------------------    ------------------------------------
David G. Lubrano                        Morton E. Goulder

                      BITSTREAM INC.


                      By: /s/ C. Ray Boelig
                         ---------------------------------
                         C. Ray Boelig
                         President and CEO

                                                                  Exhibit A(1-7)




                                PROMISSORY NOTE


(AMOUNT)                                                Cambridge, Massachusetts


     BITSTREAM INC. promises to pay to the order of (LENDER) the principal sum of (AMOUNT), plus simple interest at twelve percent (12%) per annum, such principal and interest to fall due and payable in full on August 22, 1996 (the "Payment Date").

     Maker agrees, in the event of prepayment in whole or in part, to a penalty equal to the said interest on all prepaid principal from the date of prepayment through the Payment Date, less simple interest from the date of prepayment through the Payment Date equal to the rate for U.S. Treasury bills maturing on or near the Payment Date, as reported in the Wall Street Journal on the day of pre-payment.

     EXECUTED AND DELIVERED as an instrument under seal this 22d day of February, 1996.

                                        BITSTREAM INC.

                                        By:
                                           -------------------------------------
                                        Name: C. Ray Boelig
                                        Title: President and CEO

                                                                  Exhibit B(1-7)

                       WAIVER AND SUBORDINATION AGREEMENT

     This is an Agreement dated February 22, 1996 by and between BayBank, N.A. ("BayBank"), Bitstream Inc. ("Bitstream") and (LENDER) ("Lender") regarding the subordination of an unsecured loan made by Lender to Bitstream in the amount of (AMOUNT) in accordance with a Loan Agreement of even date (the "Junior Debt") to the liabilities of Bitstream to BayBank under a Credit Agreement dated July 14, 1995, and all amendments thereto (the "Loan Agreement"). This Agreement is made for good and valuable consideration, and as an inducement for BayBank to provide financial accommodations from time to time to and for Bitstream in reliance hereon, as follows:

     1. Lender and Bitstream agree with BayBank that all Junior Debt is and shall remain subject to the Obligations (as such term is defined in the Loan Agreement), and that all rights and remedies of Lender under the Junior Debt are and shall remain subject to and subordinate to the Obligations.

     2. BayBank hereby waives any restrictions under the Loan Agreement that would prevent Bitstream from incurring, accepting or remaining obligated in respect of the Junior Debt (including, without limitation, Sections 11.1 & 11.9 of the Loan Agreement).

     3. Unless and until the Obligations are repaid in full or the within Agreement is terminated by written agreement of BayBank, Lender shall not

          3.1. Demand, accept, or receive from Bitstream any payment or other value on account of the Junior Debt;

          3.2. Set off or otherwise apply all or any part of the Junior Debt towards satisfaction of any obligation of Lender to Bitstream; or

          3.3. Exercise any of Lender's rights or remedies with respect to the Junior Debt.

     4. Notwithstanding anything to the contrary in the foregoing Section 3, BayBank shall terminate the within Agreement promptly upon the written request of Bitstream for the purpose of enabling Bitstream to repay the Junior Debt as long as the following condition is met prior to the planned repayment, and would continue to be met after such repayment is taken into account:

          4.1. Bitstream shall not be in default of any of Bitstream's financial covenants under the Loan Agreement, as measured for the most recent full quarter immediately preceding the Bitstream's planned repayment.

     5. Unless and until the within Agreement is terminated as provided herein, Bitstream shall not make any payment or give any value to Lender on account of the Junior Debt, nor execute, give, or deliver any evidence of, collateral for, or payment of the Junior Debt.


     6. The within Agreement shall be binding upon the Lender, Bitstream and their respective heirs, executors, administrators, representatives, successors, and assigns, and shall enure to the benefit of BayBank, and BayBank's successors and assigns.

     7. It is intended that this Agreement take effect as a sealed instrument and be governed by the laws of the Commonwealth of Massachusetts. Bitstream and Lender submit to the jurisdiction of the courts of said Commonwealth for all purposes in connection with the within instrument.



BayBank:                                Dated: February 22, 1996
         ---------------------------
      By: Stephen C. Buzzell
          Vice President, High Technology Group




Bitstream:                              Dated: February 22, 1996
          --------------------------
       By: C. Ray Boelig
           President & CEO



Lender:                                 Dated:
       -----------------------------          ----------------------
           (LENDER)